EXHIBIT 99.2

NEWS RELEASE – For Immediate Distribution

Body and Mind Inc. Renews License Agreement with Leading Vape Pen Innovator G Pen

VANCOUVER, B.C., CANADA (December 4, 2018) – Body and Mind Inc. (CSE: BAMM, US OTC PINK: BMMJ) (the “Company” or “BaM”) announced today that it has renewed the successful license agreement with G Pen, a company that is at the forefront of engineering the most advanced, user-friendly portable vaporizers in the world. A report by Arcview Market Research and BDS Analytics detailed by Forbes outlined that consumer spending on cannabis concentrates in the United States has increased 49 % in the last year and is projected to reach almost $ 3 Billion USD in the United States in 2018.

Body and Mind Inc. will be one of only two companies supplying the G Pen Gio cartridges in the state of Nevada and the term of the license agreement is one year. The company intends to capitalize on the market by incorporating Body and Mind's recognized flavours into the cartridges.

"The vaping market is growing rapidly and we're delighted to have renewed this collaboration with G Pen, a leader in the expanding vaporizer market,” stated Body and Mind director Robert Hasman. “This is further affirmation of the brand strength of BaM as a supplier of premium products as well as our distribution system throughout the state. As adult recreational cannabis use becomes more widespread we are seeing a marked transition from smoking dried flower to vaporizing cannabis distillate.”

Chris Folkerts, founder and chief executive officer of Grenco Science, innovators of G Pen, commented: "Nevada is one of the most important markets for us and our success to date has been choosing the right deployment partners. As a result, we have already surpassed our goal of having the G Pen Gio available in over 500+ dispensaries throughout the United States by calendar year-end. Our partnership with Body and Mind has been excellent. Not only do they cultivate premium flower under a quality brand, but they have an extensive distribution network that has driven sales success in Nevada. Our relationship with Body and Mind has been excellent and we are very pleased to continue working with a company that is passionate about quality.”

Body and Mind offers G Pen Gio 0.5 gram cartridges in a wide assortment of strains. Cartridges with THC distillate include strains such as Super Jack, Lemon G, StrawNana, Bubble Gum, Grape Ape and DJ Short’s Blueberry and range from 74 % THC to 86 % THC. G Pen Gio cartridges are also available in one to one THC/CBD combinations and include distillate from strains including Lemon G, StrawNana, Bubble Gum, Grape Ape and DJ Short’s Blueberry.

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Michael Mills

778-389-0007

mmills@bamcannabis.com

About Body and Mind

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation and production and retail. Our wholly-owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses. BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges. BaM marijuana strains have won numerous awards including the Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada and Ohio and is constantly reviewing accretive expansion opportunities.

About Grenco Science

Grenco Science® leads at the forefront of ingenuity and aptitude, consistently engineering the most advanced, user-friendly portable vaporizers in the world. The first to market a tank system specifically designed for essential fluids and personal aromatherapy regimens, Grenco Science integrates superior functionality with the convenience of transportability. To continually give back to the community, Grenco Science established the Charity Series, a collection of products tied to nonprofit organizations wherein a portion of net proceeds are donated with each purchase; and the Artist Series, an installment of collaborations with industry leading artists and brand ambassadors.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.